Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-141394) of Advantest Corporation,

(2)	Registration Statement (Form S-8 No. 333-132374) of Advantest Corporation,

(3)	Registration Statement (Form S-8 No. 333-123671) of Advantest Corporation,

(4)	Registration Statement (Form S-8 No. 333-108385) of Advantest Corporation,

(5)	Registration Statement (Form S-8 No. 333-97107) of Advantest Corporation, and

(6)	Registration Statement (Form S-8 No. 333-97103) of Advantest Corporation;

of our reports dated June 15, 2007, with respect to the consolidated financial statements of Advantest Corporation, Advantest Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Advantest Corporation, included in the Annual Report (Form 20-F) for the year ended March 31, 2007.

/s/ Ernst & Young ShinNihon

Tokyo, Japan

June 25, 2007